Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Third Quarter Fiscal 2013

Non-GAAP Net Revenue Grew 71% to $405.0 Million

Non-GAAP Net Income Increased 148% to $0.67 Per Diluted Share

Increases Low-End of Financial Outlook Range for Fiscal Year 2013

Announces Share Repurchase Authorization

New York, NY — February 5, 2013 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported financial results for its third quarter fiscal 2013, ended December 31, 2012, and increased the low-end of its financial outlook range for its fiscal year 2013, ending March 31, 2013.  In addition, the Company announced that its Board of Directors has authorized the repurchase of up to 7.5 million shares of the Company’s common stock.

For its third quarter fiscal 2013, GAAP net revenue was $415.8 million, as compared to $236.3 million for its third quarter fiscal 2012.  Non-GAAP net revenue was $405.0 million, as compared to $236.3 million for the year-ago period.  GAAP net income from continuing operations was $70.9 million, or $0.66 per diluted share, as compared to $14.2 million, or $0.16 per diluted share, for the year-ago period.  Non-GAAP net income was $78.8 million, or $0.67 per diluted share, as compared to $29.0 million, or $0.27 per diluted share, for the year-ago period.  As of December 31, 2012, the Company had cash and cash equivalents of $448.7 million.

The strongest contributors to net revenue in the third quarter were the release of NBA 2K13, continuing sales of Borderlands 2, the release of XCOM: Enemy Unknown, and catalog sales led by Grand Theft Auto IV and Red Dead Redemption.  Catalog sales accounted for 22% of Non-GAAP net revenue.  Revenue from digitally delivered content grew 244% year-over-year and accounted for 23% of Non-GAAP net revenue, driven by offerings for the Borderlands franchise — particularly digital sales of Borderlands 2 and its add-on content, XCOM: Enemy Unknown, the Grand Theft Auto franchise, and NBA 2K13.

Management Comments

“Take-Two’s positive business momentum continued in the third quarter, enabling us to deliver growth and profits that exceeded our outlook,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Our results benefited from the record-breaking launch of NBA 2K13, along with continued strong demand for Borderlands 2, the successful launch of XCOM: Enemy Unknown, and robust holiday sales of our catalog and growing portfolio of digitally delivered offerings.  With consumer anticipation building for the launches of BioShock Infinite and Grand Theft Auto V, we are well positioned for a solid finish to fiscal year 2013 and substantial revenue and earnings growth in fiscal year 2014.

“I am also pleased to report that our Board of Directors has authorized the Company to return capital to shareholders through the repurchase of its common stock.  Given our strong balance sheet and favorable business outlook in both the short and long-term, we have ample capital to pursue a variety of investment opportunities.”

Business and Product Highlights

Since October 1, 2012:

Rockstar Games:

•                  Released Rockstar Games Collection: Edition 1.  This box set features four of the most critically acclaimed titles of the current console generation, including Red Dead Redemption, L.A. Noire, Grand Theft Auto: Episodes from Liberty City and Midnight Club: Los Angeles Complete Edition.

•                  Released Grand Theft Auto: Vice City for a wide range of iOS and Android devices to celebrate the 10th anniversary of one of the highest-rated and top-selling games of all time for the PlayStation 2.*

•                  Announced that it plans to launch Grand Theft Auto V worldwide on September 17, 2013.

2K:

•                  Released NBA 2K13, the next installment in its top-rated and top-selling basketball franchise,* which has sold-in more than 15 million units since the release of NBA 2K11 in October 2010.  NBA 2K13 received critical acclaim, achieved franchise record-setting first week sales, and has sold-in nearly 4.5 million units to date.  The title is being supported by the new NBA 2K Everywhere offerings, which gives fans the opportunity to experience NBA 2K virtually anywhere via an all-new mobile companion app, a social game on Facebook, and a full-featured mobile version of NBA 2K13.

•                  Launched XCOM: Enemy Unknown, reintroducing one of the greatest video game franchises of all time.  The title is a critical and commercial success, with strong digital sales and a near 90 average review score on Metacritic.  2K has released two downloadable add-on content packs for XCOM: Enemy Unknown and has additional content planned for later this year.

•                  Launched its holiday lineup of family-oriented titles, including Nickelodeon Dance 2 for consoles and Bubble Guppies and Team Umizoomi & Dora’s Fantastic Flight for the Nintendo DS.

•                  Launched Borderlands Legends, an all-new action packed Borderlands experience designed specifically for mobile devices.

•                  NBA 2K Online launched commercially on the Tencent Games portal in China.  Co-developed by Visual Concepts and Tencent, this free-to-play game builds on 2K’s award-winning basketball simulation franchise in an exciting massively multiplayer online game (MMOG) format.

•                  Pro Baseball 2K, an online baseball simulation game created by 2K in partnership with Nexon, entered closed beta in Korea in November.  Pro Baseball 2K features authentic and true-to-life representations of the professional players of the Korean Baseball Organization (KBO), and is planned for open beta release in spring 2013.

•                  Announced that Major League Baseball 2K13 is planned for release on March 5, 2013.  The title will feature Tampa Bay Rays’ Cy Young Award winning pitcher David Price as cover athlete and will once again be supported with the Perfect Game Challenge, 2K Sports’ groundbreaking $1 million competition.

•                  Announced that the MMOG which 2K has been developing in partnership with South Korean-based studio XLGAMES is based on 2K’s successful Civilization franchise.  Under the leadership of XLGAMES’ CEO and MMOG design luminary, Jake Song, Civilization Online (working title) is being designed from the ground up as an entirely new online entertainment experience, which will initially launch in Asian markets.

* According to 2008-2012 Metacritic.com and The NPD Group estimates of U.S. retail video game sales through December 2012.

Share Repurchase Authorization

Take-Two also announced that its Board of Directors has authorized the repurchase of up to 7.5 million shares of its common stock.  The authorization permits the Company to purchase shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws.  It does not obligate the Company to make any purchases at any specific time or situation.  Repurchases are subject to the availability of stock, prevailing market conditions, the trading price of the stock, the Company’s financial performance and other conditions.  The program may be suspended or discontinued at any time for any reason.  As of February 1, 2013, the Company had approximately 91.64 million common shares outstanding.

Financial Outlook for Fiscal 2013

Take-Two is increasing the low-end of its outlook range for fiscal year 2013 to reflect its strong recent business trends.  In addition, the Company is providing its financial outlook for the fourth quarter ending March 31, 2013 as follows:

	Fourth Quarter Ending 3/31/2013	Fiscal Year Ending 3/31/2013

Non-GAAP Net Revenue	$235 to $285 Million	$1.15 to $1.20 Billion

Non-GAAP net income per diluted share (1)	$0.10 to $0.25	$0.05 to $0.20

Net reduction (increase) to income per share from deferral in net revenues	$(0.01)	$0.02

Stock-based compensation expense per share (2)	$0.08	$0.33

Non-cash amortization of discount on convertible notes per share	$0.04	$0.19

Expenses related to reorganization and unusual legal matters per share	$0.01	$0.02

Non-cash tax expense per share	$0.00	$0.02

(1)         The Company’s Non-GAAP net income per diluted share outlook for the fiscal year ending March 31, 2013 includes the negative impact from a one-time contractual obligation of $15 million, or $0.16 per diluted share.

(2)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 2.2 million shares issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; the ability to develop and publish products that capture market share for the current generation video game and computer entertainment systems; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since October 1, 2012:

Label	Title	Platforms	Release Date
2K Sports	NBA 2K13	Xbox 360, PS3, Wii, PSP, PC	October 2, 2012*
2K Sports	NBA 2K13	iOS, Android	October 2, 2012*
2K Sports	MyNBA2K	iOS, Android	October 2, 2012
2K Sports	NBA 2KMyLIFE	Facebook	October 2, 2012
2K Games	XCOM: Enemy Unknown	Xbox 360, PS3, PC	October 9, 2012*
2K Games	Borderlands 2: Captain Scarlett and her Pirates Booty (DLC)	Xbox 360, PS3, PC	October 16, 2012
2K Games	XCOM: Enemy Unknown: Elite Soldier Pack (DLC)	Xbox 360, PS3, PC	October 23, 2012
2K Sports	NBA 2K Online	Tencent (China only)	October 24, 2012
Rockstar Games	Max Payne 3: Hostage Negotiation Map Pack (DLC)	Xbox 360, PS3, PC	October 30, 2012
2K Games	Borderlands Legends	iOS	October 31, 2012
Rockstar Games	Rockstar Games Collection: Edition 1	Xbox 360, PS3	November 6, 2012
2K Play	Nickelodeon Dance 2	Xbox 360, Wii	November 12, 2012
2K Play	Bubble Guppies	DS	November 12, 2012
2K Play	Team Umizoomi & Dora’s Fantastic Flight	DS	November 12, 2012
2K Sports	NBA 2K13	WiiU	November 19, 2012
2K Games	Borderlands 2: Mr. Torgue’s Campaign of Carnage (DLC)	Xbox 360, PS3, PC	November 20, 2012
Rockstar Games	Max Payne 3: Painful Memories Map Pack (DLC)	Xbox 360, PS3, PC	December 4, 2012

2K Games	XCOM: Enemy Unknown: Slingshot Content Pack (DLC)	Xbox 360, PS3, PC	December 4, 2012
2K Play	Herd, Herd, Herd	iOS	December 6, 2012
Rockstar Games	Grand Theft Auto: Vice City	iOS	December 6, 2012
Rockstar Games	Grand Theft Auto: Vice City	Android	December 12, 2012
2K Play	Herd, Herd, Herd	Android	January 9, 2013
2K Sports	NBA 2K13 All-Star presented by Sprite (DLC)	Xbox 360, PS3	January 9, 2013
2K Games	BioShock: Ultimate Rapture Edition	Xbox 360, PS3	January 15, 2013
2K Games	Borderlands 2: Sir Hammerlock’s Big Game Hunt (DLC)	Xbox 360, PS3, PC	January 15, 2013
Rockstar Games	Max Payne 3: Deathmatch Made In Heaven Mode Pack (DLC)	Xbox 360, PS3, PC	January 22, 2013

*North American release date; international release date typically follows three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Planned Release
2K Games	Borderlands 2: Add-On Content Pack	Xbox 360, PS3	February 26, 2013
2K Sports	Major League Baseball 2K13	Xbox 360, PS3	March 5, 2013
2K Games	BioShock Infinite	Xbox 360, PS3, PC	March 26, 2013
Rockstar Games	Grand Theft Auto V	Xbox 360, PS3	September 17, 2013
2K Games	XCOM	Xbox 360, PS3, PC	Fiscal Year 2014

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the impact of certain items as follows:

•                  Net effect from deferral in net revenues - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives.  Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•                  Professional fees and expenses associated with unusual legal and other matters — the Company has incurred expenses for legal professional fees that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K, which publishes its titles under the 2K Games, 2K Sports and 2K Play brands.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2012	2011	2012	2011

Net revenue	$415,773	$236,325	$914,996	$677,739

Cost of goods sold:
Software development costs and royalties	77,641	27,236	260,180	129,086
Product costs	99,020	68,803	244,593	207,391
Licenses	31,735	20,521	47,483	42,914
Internal royalties	7,903	9,907	9,261	32,998
Total cost of goods sold	216,299	126,467	561,517	412,389

Gross profit	199,474	109,858	353,479	265,350

Selling and marketing	60,724	40,228	205,582	143,684
General and administrative	32,880	29,705	106,891	86,067
Research and development	22,369	16,823	57,001	49,340
Depreciation and amortization	2,509	2,854	7,828	9,383
Total operating expenses	118,482	89,610	377,302	288,474
Income (loss) from operations	80,992	20,248	(23,823)	(23,124)
Interest and other, net	(8,094)	(6,190)	(23,562)	(14,203)
Income (loss) from continuing operations before income taxes	72,898	14,058	(47,385)	(37,327)
Provision (benefit) for income taxes	2,021	(127)	4,947	4,368
Income (loss) from continuing operations	70,877	14,185	(52,332)	(41,695)
Income (loss) from discontinued operations, net of taxes	488	(81)	368	(285)
Net income (loss)	$71,365	$14,104	$(51,964)	$(41,980)

Earnings (loss) per share:
Continuing operations	$0.76	$0.16	$(0.61)	$(0.50)
Discontinued operations	—	—	—	(0.01)
Basic earnings (loss) per share	$0.76	$0.16	$(0.61)	$(0.51)

Continuing operations	$0.66	$0.16	$(0.61)	$(0.50)
Discontinued operations	—	—	—	(0.01)
Diluted earnings (loss) per share (1)	$0.66	$0.16	$(0.61)	$(0.51)

Weighted average shares outstanding: (2)
Basic	93,338	89,523	85,382	83,003
Diluted	119,359	89,523	85,382	83,003

(1)         For the three months ended December 31, 2012, diluted EPS has been calculated using the “if-converted” method as a result of the issuances of the 4.375% Convertible Notes in June 2009 (the “4.375% Convertible Notes”) and the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes” and together with the 4.375% Convertible Notes, the “Convertible Notes”) for which diluted net income has been adjusted by $7,834 related to interest and debt issuance costs, net of tax. The shares used for computing the three months ended December 31, 2012 diluted EPS include 26,021 shares related to the potential dilution from the Convertible Notes.

The “if-converted” method was not used for the other periods presented as the assumed conversion would have been anti-dilutive.

(2)         Basic and diluted include participating shares of 7,596 and 5,958 for the three months ended December 31, 2012 and 2011, respectively.

	Three months ended December 31,		Nine months ended December 31,
	2012	2011	2012	2011

OTHER INFORMATION

Geographic revenue mix
United States	65%	65%	58%	52%
International	35%	35%	42%	48%

Platform revenue mix
Microsoft Xbox 360	43%	39%	44%	44%
Sony PlayStation 3	34%	38%	34%	38%
PC and other	18%	11%	18%	10%
Nintendo Wii	2%	4%	1%	2%
Sony PSP	1%	3%	1%	2%
Nintendo DS	1%	3%	1%	2%
Sony PlayStation 2	1%	2%	1%	2%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	March 31,
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$448,723	$420,279
Accounts receivable, net of allowances of $62,746 and $51,002 at December 31, 2012 and March 31, 2012, respectively	94,241	45,035
Inventory	29,687	22,477
Software development costs and licenses	199,813	211,224
Prepaid expenses and other	45,426	44,602
Total current assets	817,890	743,617

Fixed assets, net	23,701	18,949
Software development costs and licenses, net of current portion	74,327	104,755
Goodwill	228,786	228,169
Other intangibles, net	9,301	16,266
Other assets	35,776	37,671
Total assets	$1,189,781	$1,149,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,263	$46,681
Accrued expenses and other current liabilities	211,425	156,768
Deferred revenue	26,348	13,864
Liabilities of discontinued operations	1,181	1,412
Total current liabilities	281,217	218,725

Long-term debt	330,311	316,340
Other long-term liabilities	12,480	16,316
Liabilities of discontinued operations, net of current portion	959	2,319
Total liabilities	624,967	553,700
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 and 150,000 shares authorized at December 31, 2012 and March 31, 2012, respectively; 93,659 and 90,215 shares issued and outstanding at December 31, 2012 and March 31, 2012, respectively	937	902
Additional paid-in capital	819,871	799,431
Accumulated deficit	(263,303)	(211,339)
Accumulated other comprehensive income	7,309	6,733
Total stockholders’ equity	564,814	595,727
Total liabilities and stockholders’ equity	$1,189,781	$1,149,427

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Nine months ended December 31,
	2012	2011

Operating activities:
Net loss	$(51,964)	$(41,980)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and impairment of software development costs and licenses	189,319	117,158
Depreciation and amortization	7,828	9,383
(Income) loss from discontinued operations	(368)	285
Amortization and impairment of intellectual property	6,678	979
Stock-based compensation	22,778	23,463
Amortization of discount on Convertible Notes	13,971	7,294
Amortization of debt issuance costs	1,521	1,014
Other, net	735	778
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	(49,206)	30,943
Inventory	(7,210)	2,062
Software development costs and licenses	(150,479)	(147,315)
Prepaid expenses, other current and other non-current assets	(474)	4,125
Deferred revenue	12,484	(1,640)
Accounts payable, accrued expenses and other liabilities	47,072	(59,574)
Net cash used in discontinued operations	(1,223)	(1,580)
Net cash provided by (used in) operating activities	41,462	(54,605)

Investing activities:
Purchase of fixed assets	(12,317)	(7,984)
Net cash used in discontinued operations	—	(1,475)
Net cash used in investing activities	(12,317)	(9,459)

Financing activities:
Proceeds from exercise of employee stock options	—	238
Proceeds from issuance of Convertible Notes	—	250,000
Payment of debt issuance costs	—	(6,875)
Net cash provided by financing activities	—	243,363

Effects of foreign exchange rates on cash and cash equivalents	(701)	(6,342)

Net increase in cash and cash equivalents	28,444	172,957
Cash and cash equivalents, beginning of period	420,279	280,359
Cash and cash equivalents, end of period	$448,723	$453,316

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2012	2011	2012	2011
Net Revenues
GAAP Net Revenues	$415,773	$236,325	$914,996	$677,739
Net effect from deferral in net revenues	(10,766)	—	4,183	—
Non-GAAP Net Revenues	$405,007	$236,325	$919,179	$677,739

Gross Profit
GAAP Gross Profit	$199,474	$109,858	$353,479	$265,350
Net effect from deferral in net revenues	(6,421)	—	3,611	—
Stock-based compensation	1,790	794	8,034	4,379
Non-GAAP Gross Profit	$194,843	$110,652	$365,124	$269,729

Income (Loss) from Operations
GAAP Income (Loss) from Operations	$80,992	$20,248	$(23,823)	$(23,124)
Net effect from deferral in net revenues	(6,421)	—	3,611	—
Stock-based compensation	8,681	10,803	22,778	23,463
Business reorganization and related	384	247	758	1,015
Professional fees and legal matters	—	20	—	196
Non-GAAP Income from Operations	$83,636	$31,318	$3,324	$1,550

Net Income (Loss)
GAAP Net Income (Loss)	$71,365	$14,104	$(51,964)	$(41,980)
Net effect from deferral in net revenues	(6,421)	—	3,611	—
Stock-based compensation	8,681	10,803	22,778	23,463
Business reorganization and related	384	247	758	1,015
Professional fees and legal matters	—	20	—	196
Non-cash amortization of discount on Convertible Notes	4,772	3,234	13,971	7,294
Non-cash tax expense	482	465	1,438	1,286
Discontinued operations	(488)	81	(368)	285
Non-GAAP Net Income (Loss)	$78,775	$28,954	$(9,776)	$(8,441)

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.66	$0.16	$(0.61)	$(0.51)
Non-GAAP earnings (loss) per share (1)	$0.67	$0.27	$(0.11)	$(0.10)

Number of diluted shares used in computation
GAAP	119,359	89,523	85,382	83,003
Non-GAAP (2)	119,359	115,544	85,382	83,003

(1)         For the three months ended December 31, 2012 and 2011, Non-GAAP diluted EPS has been calculated using the “if-converted” method as a result of the issuances of the 4.375% Convertible Notes in June 2009 (the “4.375% Convertible Notes”) and the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes” and together with the 4.375% Convertible Notes, the “Convertible Notes”) for which diluted net income has been adjusted by $3,062 and $2,378, respectively, related to interest and debt issuance costs, net of tax. The shares used for computing the three months ended December 31, 2012 and 2011 Non-GAAP diluted EPS include 26,021 shares related to the potential dilution from the Convertible Notes.

The “if-converted” method was not used for the nine months ended December 31, 2012 and 2011 as the assumed conversion would have been anti-dilutive.

(2)         For the three months ended December 31, 2012 and 2011, the diluted shares used in the computation of Non-GAAP EPS include participating shares of 7,596 and 5,958, respectively.